UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT

TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

THE MADISON SQUARE GARDEN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	No. 27-0624498
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Two Pennsylvania Plaza

New York, New York 10121

(Address of Principal Executive Office) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, par value $0.01 per share	The New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates: None

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

This registration statement on Form 8-A is being filed by The Madison Square Garden Company, a Delaware corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) in connection with the Company’s transfer of its listing of Class A Common Stock, par value $0.01 per share (the “Common Stock”), from the NASDAQ Stock Market (the “NASDAQ”) to the New York Stock Exchange (the “NYSE”). Upon the commencement of trading of the Common Stock on the NYSE, the Company will voluntarily withdraw the Common Stock from listing on the NASDAQ.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The Company hereby incorporates by reference herein the description of its Class A Common Stock, par value $0.01 per share, to be registered hereunder, set forth under the heading “Description of Capital Stock” in the Company’s preliminary Information Statement forming part of its Registration Statement on Form 10-12(b) (File No. 001-34434), originally filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended, on August 5, 2009, as thereafter amended and supplemented, and declared effective by the Commission on January 14, 2010.

Item 2.	Exhibits.

1.	A copy of the information set forth under the heading “Description of Capital Stock” included in the preliminary Information Statement, dated January 14, 2010, attached as Exhibit 99.1 to Amendment No. 7 to the Company’s Registration Statement on Form 10 filed on January 14, 2010 (File No. 001-34434).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized.

THE MADISON SQUARE GARDEN COMPANY

Date: July 14, 2015	By:	/s/ Lawrence J. Burian
	Name:	Lawrence J. Burian
	Title:	Executive Vice President, General Counsel and Secretary